EXHIBIT 10.5

ADDENDUM
TO
AGREEMENT TO ADVANCE FUNDS

The Addendum (the "Addendum") is made and entered into by and between Yale Farar, an individual, and Rokwader, Inc., a Delaware corporation (the "Company").

WHEREAS, Mr. Farar and the Company executed a certain Agreement to Advance Funds, and an Amendment and Second Amendment thereto dated September 21, 2005, May 10, 2006, and December 4, 2006 respectively (collectively the "Agreements") wherein Mr. Farar agreed to advance up to $200,000 to the Company; and

WHEREAS, Mr. Farar has advanced $170,000 to the Company and remains committed to advance the remaining $30,000 if required; and

WHEREAS, as a director, officer and beneficial owner of shares of the Company, Mr. Farar desires to revise and amend the repayment of funds loaned and to be loaned to the Company for the purpose of assisting the Company to complete its proposed acquisition of Latigo Shore Music, Inc.

NOW THEREFORE, for and in consideration of the promises and mutual covenants herein contained and other valuable consideration, the parties hereto agree to amend the Agreement as follows:

1. Reimbursement of Advanced Funds. Paragraph 5 of the Agreement is hereby deleted in its entirety and replaced with the following:

"5. Reimbursement of Advanced Funds.

The Company shall reimburse Mr. Farar for the aggregate amount of any advances by him, as reflected by any notes outstanding, upon the occurrence of the following:

a. Quarterly payments equal to 10% of net profits of the Company,

b. Payment in full upon the receipt by the Company of not less than $500,000 in capital, or

c. Payment in full upon sale of substantially all of the Company's assets or 80% of the Company's capital stock.

2. Miscellaneous Provisions.

a. Except as amended and modified herein, all other provisions of the Agreement, as modified and amended by this Addendum, are hereby ratified and approved, and shall remain in full force and effect.

b. This Addendum and the Agreement together constitute the entire agreement between the parties relating to the subject matter hereof and thereof. This Addendum may be executed in counterparts and each counterpart may be deemed an original. This Addendum shall be governed, construed and enforced in accordance with California law. All defined terms used herein shall have the same definition as used in the Agreement.

IN WITNESS WHEREOF, the authorized parties hereto have executed this Addendum upon proper legal authority.

/s/ Yale Farar
Yale Farar, an individual

/s/ Mitchell Turk
Mitchell Turk
Chief Financial Officer and Secretary
Rokwader, Inc.